Exhibit 99.1
FOR IMMEDIATE RELEASE
Tricida Announces Third Quarter 2022 Financial Results
SOUTH SAN FRANCISCO, Calif., November 14, 2022 — Tricida, Inc. (Nasdaq: TCDA) announced today financial results for the three and nine months ended September 30, 2022 and provided an update on key initiatives.
Business Update
•Tricida announced in October the top-line results from its VALOR-CKD renal outcomes clinical trial, designed to evaluate veverimer’s ability to slow CKD progression in patients with metabolic acidosis and chronic kidney disease (CKD). The VALOR-CKD trial did not meet its primary endpoint, which was defined as the time to the first occurrence of any event in the composite endpoint of renal death, end-stage renal disease (ESRD), or a confirmed greater than or equal to 40% reduction in estimated glomerular filtration rate (eGFR), also known as DD40. The overall safety profile of veverimer observed in the trial was consistent with that expected for the general population of patients with Stage 3 to 5 CKD. Data from the trial were also presented at the High Impact Clinical Studies session at the ASN Kidney Week 2022 conference.
•Tricida announced in November that the Board of Directors has authorized Tricida to conduct a thorough review of strategic options in order to maximize value to its stakeholders. Tricida has engaged Stifel and its wholly owned affiliate, Miller Buckfire, to serve as investment banking advisors and SierraConstellation Partners LLC to serve as a financial advisor.
•Tricida has put into place a reduction in force plan which includes an approximate 57% reduction in workforce. The Company estimates aggregate costs of approximately $2.0 million, recorded primarily in November of 2022, related to one-time termination severance payments and other employee-related costs that will be paid during the fourth quarter of 2022 and the first quarter of 2023.
Financial Results for the Three and Nine Months Ended September 30, 2022
Research and development expense was $19.9 million and $26.6 million for the three months ended September 30, 2022 and 2021, respectively. The decrease in research and development expense for the three months ended September 30, 2022 compared to the prior year was primarily due to a decrease in clinical development costs related to the VALOR-CKD trial following the administrative stop announced in May 2022, a decrease in personnel and related costs related to lower bonus expense and a decrease in stock-based compensation expense. Research and development expense was $55.3 million and $78.6 million for the nine months ended September 30, 2022 and 2021, respectively. The decrease in research and development expense for the nine months ended September 30, 2022 compared to the prior year was primarily due to a decrease in clinical development costs related to the VALOR-CKD trial following the administrative stop announced in May 2022, a decrease in personnel and related costs related to lower bonus expense and a decrease in stock-based compensation expense.
General and administrative expense was $4.1 million and $9.1 million for the three months ended September 30, 2022 and 2021, respectively. The decrease in general and administrative expense for the three months ended September 30, 2022 compared to the prior year was primarily due to a decrease in personnel and related costs related to lower bonus expense and a decrease in stock-based compensation expense. General and administrative expense was $23.1 million and $28.5 million for the nine months ended September 30, 2022 and 2021, respectively. The decrease in general and administrative expense for the nine months ended September 30, 2022 compared to the prior year was primarily due to a decrease in personnel and related costs related to lower bonus expense and a decrease in stock-based compensation expense.
Net loss was $25.8 million (non-GAAP net loss of $24.8 million) and $39.7 million (non-GAAP net loss of $30.7 million) for the three months ended September 30, 2022 and 2021, respectively, and $83.9 million (non-GAAP net loss of $69.0 million) and $126.6 million (non-GAAP net loss of $93.6 million) for the nine months ended September 30, 2022 and 2021, respectively. Net loss per basic and diluted share was $0.44 and $0.79 for the three months ended September 30, 2022 and 2021, respectively, and $1.45 and $2.52 for the nine months ended September 30, 2022 and 2021, respectively.
As of September 30, 2022, cash, cash equivalents and investments were $80.2 million.
About Tricida
Tricida, Inc. is a pharmaceutical company focused on its investigational drug candidate, veverimer, a non-absorbed, orally-administered polymer designed to slow CKD progression in patients with metabolic acidosis and CKD. Metabolic acidosis is a condition commonly caused by CKD that is believed to accelerate the progression of kidney deterioration. It is estimated to pose a health risk to approximately 4.3 million patients with CKD in the United States. There are currently no therapies approved by the FDA to slow progression of kidney disease by correcting chronic metabolic acidosis in patients with CKD.
For more information about Tricida, please visit Tricida.com.
Cautionary Note on Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, all of the statements under the headings “Business Update” and other statements, including the Company’s plans to conduct a thorough review of strategic options. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, without limitation, the Company’s contractual and financial obligations to key suppliers and vendors; the Company’s financial projections and cost estimates; the Company’s ability to raise additional funds; and risks associated with the Company’s business prospects, financial results and business operations.
These and other factors that may affect the Company’s future business prospects, results and operations are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recent Annual Report filed on Form 10-K and the subsequently filed Quarterly Report(s) on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

(Financial Tables to Follow)

Tricida, Inc.
Condensed Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$17,744	$21,113
Short-term investments	62,475	119,419
Prepaid expenses and other current assets	2,265	5,004
Total current assets	82,484	145,536
Long-term investments	—	10,043
Property and equipment, net	541	769
Operating lease right-of-use assets	10,854	12,158
Total assets	$93,879	$168,506

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,395	$10,023
Current operating lease liabilities	2,797	2,736
Accrued expenses and other current liabilities	9,735	16,721
Total current liabilities	16,927	29,480

Convertible Senior Notes, net	195,347	127,512
Non-current operating lease liabilities	9,851	11,296
Other long-term liabilities	7,852	—
Total liabilities	229,977	168,288

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	56	55
Additional paid-in capital	746,234	810,618
Accumulated other comprehensive income (loss)	(428)	(91)
Accumulated deficit	(881,960)	(810,364)
Total stockholders’ equity (deficit)	(136,098)	218
Total liabilities and stockholders’ equity (deficit)	$93,879	$168,506

Tricida, Inc.
Condensed Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$19,935	$26,635	$55,298	$78,591
General and administrative	4,125	9,052	23,119	28,497
Total operating expenses	24,060	35,687	78,417	107,088
Loss from operations	(24,060)	(35,687)	(78,417)	(107,088)
Other income (expense), net	277	6	408	155
Interest expense	(1,978)	(3,994)	(5,927)	(13,533)
Loss on early extinguishment of 2018 Term Loan	—	—	—	(6,124)
Net loss	(25,761)	(39,675)	(83,936)	(126,590)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale investments, net of tax	47	(15)	(337)	(141)
Total comprehensive loss	$(25,714)	$(39,690)	$(84,273)	$(126,731)
Net loss per share, basic and diluted	$(0.44)	$(0.79)	$(1.45)	$(2.52)
Weighted-average number of shares outstanding, basic and diluted	58,015,939	50,434,879	57,854,606	50,326,474

Tricida, Inc.
GAAP to non-GAAP reconciliations
(Unaudited)
(In thousands)
A reconciliation between net loss on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net loss, as reported	$(25,761)	$(39,675)	$(83,936)	$(126,590)
Adjustments:
Non-cash operating lease costs	(31)	78	(80)	574
Accretion of Convertible Senior Notes and 2018 Term Loan	228	2,243	677	7,047
Loss on early extinguishment of 2018 Term Loan	—	—	—	6,124
Stock-based compensation	787	6,649	14,382	19,300
Changes in compound derivative liability	—	—	—	(202)
Restructuring costs	—	—	—	107
Total adjustments	984	8,970	14,979	32,950
Non-GAAP net loss	$(24,777)	$(30,705)	$(68,957)	$(93,640)
Use of Non-GAAP Financial Measures
Tricida supplements its financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules. The Company believes that the disclosure of these non-GAAP financial measures provides investors with additional information that reflects the amounts and financial basis upon which management assesses and operates the Company's business. These non-GAAP financial measures are not in accordance with generally accepted accounting principles and should not be viewed in isolation or as a substitute for reported, or GAAP, net loss and diluted earnings per share, and are not a substitute for, or superior to, measures of financial performance performed in conformity with GAAP.
“Non-GAAP net loss” is not based on any standardized methodology prescribed by GAAP and represents GAAP net loss adjusted to exclude (1) non-cash operating lease costs, (2) accretion of Convertible Senior Notes and 2018 Term Loan, (3) loss on early extinguishment of 2018 Term Loan, (4) stock-based compensation, (5) changes in compound derivative liability and (6) restructuring costs, in reconciling of GAAP to Non-GAAP net loss. Non-GAAP financial measures used by Tricida may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

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Contact:
Tricida, Inc.
Investor Relations and Communications
IR@Tricida.com